Exhibit 10.22

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO
PLEDGE AND SECURITY AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO PLEDGE AND SECURITY AGREEMENT (this “Amendment”) is made and entered into on January 27, 2020 (the “First Amendment Effective Date”), by and among FLEX LEASING POWER & SERVICE LLC, a Delaware limited liability company (the “Company”), the other Borrowers and Loan Parties party hereto, TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Administrative Agent”), and the Lenders (as defined below) party hereto.

RECITALS:

WHEREAS, the Loan Parties are party to that certain Credit Agreement dated as of February 8, 2019 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among the Company, the other Borrowers from time to time party thereto, the other Loan Parties from time to time party thereto, the financial institutions from time to time party thereto as lenders (the “Lenders”) and the Administrative Agent. Capitalized terms used but not defined herein have the meaning set forth in the Credit Agreement, as amended hereby.

WHEREAS, the Company, the other Borrowers, the other Loan Parties and the Administrative Agent are parties to that certain Pledge and Security Agreement dated as of February 8, 2019 (as amended, restated, supplemented or otherwise modified, the “Security Agreement”).

WHEREAS, the Company, the other Borrowers, the other Loan Parties, the Administrative Agent and the Lenders desire to (a) amend the Credit Agreement and (b) the Security Agreement, in each case, as provided herein upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments to the Credit Agreement. In reliance upon the representations, warranties, covenants and conditions contained in this Amendment, and subject to the terms, and satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended as of the First Amendment Effective Date in the manner provided in this Section 1.

1.1       Additional Definitions. Section 1.1 of the Credit Agreement is hereby amended to add thereto in alphabetical order each of the following definitions which shall read in full as follows:

“BHC Act Affiliate” means, as to any Person, an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning set forth in Section 11.32.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Eligible Field Units” means the Eligible Inventory owned by the Borrowers consisting of Field Units.

“Field Units” means Inventory of the Borrowers generally consisting of diesel generators, oil and gas separators, electrical switchgear, and other related support equipment, which, in each case, are not part of any Generator Package.

“First Amendment” means that certain First Amendment to Credit Agreement and First Amendment to Pledge and Security Agreement dated as of the First Amendment Effective Date, by and among the Company, the other Borrowers and the other Loan Parties party thereto, the Administrative Agent and the Lenders party thereto.

“First Amendment Effective Date” means January 27, 2020.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning set forth in Section 11.32.

“Supported QFC” has the meaning set forth in Section 11.32.

“U.S. Special Resolution Regimes” has the meaning set forth in Section 11.32.

1.2       Amended Definitions. The definitions of the following terms contained in Section 1.1 of the Credit Agreement are hereby amended as follows:

(a)       Clause (l) of the definition “Eligible Inventory” is hereby amended by adding a reference to the phrase “and Field Units” immediately after the reference to “Generator Units” therein.

(b)       The definition of “Rent Reserve” is hereby amended by adding a reference to the phrase “and Field Units” immediately after the reference to “Generator Units” therein.

(c)       The definition of “Excluded Accounts” is hereby amended by adding “or” immediately before “(c)” therein.

1.3       Restated Definitions. The definitions of the following terms contained in Section 1.1 of the Credit Agreement are hereby amended and restated in their respective entireties to read as follows:

“Borrowing Base” means, as of any date, an amount equal to the sum of, without duplication:

(a)       ninety percent (90%) of the Borrowers’ Eligible Accounts owing by Investment Grade Account Debtors, plus

(b)       eighty-five percent (85%) of the Borrowers’ Eligible Accounts owing by Non-Investment Grade Account Debtors, plus

(c)       fifty percent (50%) of the Borrowers’ Eligible Inventory, valued at the lower of cost or market value, determined on a weighted average cost basis; provided, that the maximum amount of Eligible Inventory of the Borrowers that may be included in the Borrowing Base pursuant to this clause (c) after giving effect to the advance rate set forth herein shall not exceed $3,000,000, plus

(d)       the lesser of (i) the product of eighty percent (80%) of the Net Orderly Liquidation Value of the Borrowers’ Eligible Generator Units as determined pursuant to the most recent generator appraisal ordered, received and relied upon by Administrative Agent pursuant to Section 6.6(c) and (ii) ninety-five percent (95%) of the net book value of the Borrowers’ Eligible Generator Units; provided that (A) the value of Eligible Generator Units included in the Borrowing Base pursuant to clause (d)(i) after giving effect to the advance rate set forth herein shall be reduced, on the first day of each calendar month following the Closing Date, based on a 7-year straight line amortization schedule until Administrative Agent receives a new appraisal at which time the Net Orderly Liquidation Value will reset, and (B) the value of Eligible Generator Units included in the Borrowing Base pursuant to this clause (d) after giving effect to the advance rate set forth herein shall be reduced, on the date any item of Eligible Generator Units ceases to be Eligible Generator Units for any reason (including as a result of any sale, transfer or other disposition thereof or any casualty or condemnation event with respect thereto), by the amount then included in the Borrowing Base with respect to such item of Eligible Generator Units, plus

(e)       the lesser of (i) the product of eighty percent (80%) of the Net Orderly Liquidation Value of the Borrowers’ Eligible Field Units as determined pursuant to the most recent field unit appraisal ordered, received and relied upon by Administrative Agent pursuant to Section 6.6(c) and (ii) ninety-five percent (95%) of the net book value of the Borrowers’ Eligible Field Units; provided that (A) the value of Eligible Field Units included in the Borrowing Base pursuant to clause (e)(i) after giving effect to the advance rate set forth herein shall be reduced, on the first day of each calendar month following the First Amendment Effective Date, based on a 5-year straight line amortization schedule until Administrative Agent receives a new appraisal at which time the Net Orderly Liquidation Value will reset, and (B) the value of Eligible Field Units included in the Borrowing Base pursuant to this clause (e) after giving effect to the advance rate set forth herein shall be reduced, on the date any item of Eligible Field Units ceases to be Eligible Field Units for any reason (including as a result of any sale, transfer or other disposition thereof or any casualty or condemnation event with respect thereto), by the amount then included in the Borrowing Base with respect to such item of Eligible Field Units, plus

(f)       eighty percent (80%) of the Net Invoice Cost of the Borrowers’ Eligible New Generator Units, minus

(g)       any Availability Reserves established by Administrative Agent in its Permitted Discretion.

“Generator Units” means Inventory of the Borrowers consisting of completed Generator Packages. For the avoidance of doubt Generator Units will not include any Field Units.

“Leverage Ratio” means, as of the last day of the last fiscal month of each fiscal quarter, the ratio of (i) all Debt of Company and its Subsidiaries, on a consolidated basis in accordance with GAAP, as of such date to (ii) Annualized EBITDA of Company and its Subsidiaries, on a consolidated basis in accordance with GAAP, as of such date.

“Loan Documents” means this Agreement, the First Amendment, each Guaranty, the Security Documents, the Notes, the Issuer Documents, and all other promissory notes, security agreements, deeds of trust, assignments, letters of credit, guaranties, and other instruments, documents, or agreements executed and delivered pursuant to or in connection with this Agreement or the Security Documents; provided that the term “Loan Documents” shall not include any Bank Product Agreement.

“Trigger Period” means any period commencing on the first date on which (a) an Event of Default has occurred and is continuing or (b) Availability plus the amount, if any, by which the Borrowing Base on such date exceeds the aggregate Commitments of the Lenders then in effect, is less than the greater of (i) $3,500,000 and (ii) 10% of the aggregate Commitments then in effect, and continuing until the date upon which both (A) Availability (and solely to the extent such Trigger Period commenced only as a result of an event under subclause (b) above, plus the amount, if any, by which the Borrowing Base on such date exceeds the aggregate Commitments of the Lenders then in effect) has been equal to or greater than the greater of (x) $3,500,000 and (y) 10% of the aggregate Commitments then in effect, in each case, at all times during the preceding sixty (60) consecutive day period, and (B) no Event of Default has occurred and is continuing during such sixty (60) consecutive day period.

1.4       Amendment to Section 6.1(c) of the Credit Agreement. Section 6.1(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(c)       Borrowing Base Report. As soon as available (or contemporaneously with a Disposition of Generator Packages, Generator Units or Field Units pursuant to Section 7.8(f)), and in any event within twenty (20) days after the last day of each fiscal month, a Borrowing Base Report, calculating the Borrowing Base and reflecting the components of the Borrowing Base, including (i) Eligible Accounts of each of the Borrowers as of the end of the preceding month and calculating the advance amounts based thereon, together with the Account Agings, (ii) Eligible Inventory, Eligible Generator Units, Eligible New Generator Units, and Eligible Field Units of each of the Borrowers as of the end of the preceding month and calculating the advance amounts based thereon and (iii) such worksheets detailing the Accounts excluded from Eligible Accounts and Inventory (including Generator Units and Field Units) excluded from Eligible Inventory, Eligible Generator Units, Eligible New Generator Units and Eligible Field Units, as the case may be, and the reason for such exclusion; provided that if a Trigger Period is in effect, a Borrowing Base Report and related documentation shall be due on or before the third (3rd) Business Day of each week (or contemporaneously with a Disposition of Generator Packages, Generator Units or Field Units pursuant to Section 7.8(f) during a Trigger Period) calculating the Borrowing Base and reflecting the Eligible Accounts, Eligible Inventory, Eligible Generator Units, Eligible New Generator Units and Eligible Field Units of each of the Borrowers as of the end of the preceding week and calculating the advance amounts based thereon. Such report shall also reflect the amount of sales and receipts of Borrowers during the preceding period and such other information as Administrative Agent may reasonably request;

1.5       Amendment to Section 6.1(m) of the Credit Agreement. Section 6.1(m) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(m)       Inventory Report(s). As soon as available and in any event within twenty (20) days after the end of each calendar month (or earlier if a Trigger Period is in effect or if deemed necessary by Administrative Agent in its sole discretion), an Inventory perpetual report for the Borrowers and a schedule that lists Inventory (including Generator Units and Field Units) by item, quantity, cost, location, customer, utilization, leased or rented out or held for lease or rent, appraised or not appraised in most recent appraisal, and eligible or ineligible as Eligible Inventory;

1.6       Amendment to Section 6.1(r) of the Credit Agreement. Section 6.1(r) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(r)       Additional Information. If requested by Administrative Agent, (i) cash receipt journals or copies of checks, invoices for new billings, sales journals and backup for all miscellaneous credits and debits, purchases journals and cost of goods sold reports and inventory reports, which support a Borrowing Base report, (ii) a schedule detailing each Borrower’s Inventory, in form satisfactory to Administrative Agent, (A) by location (showing Inventory in transit and any Inventory located with a third party under any consignment, bailee arrangement or warehouse agreement), by product type (including Generator Units or Field Units), and by volume on hand, which Inventory shall be valued at the lower of cost or market (which approximates cost) and adjusted for Availability Reserves as Administrative Agent has previously indicated to the Borrowers are deemed by Administrative Agent to be appropriate, and (B) including a report of any variances or other results of Inventory counts performed by the Borrowers since the last Inventory schedule (including information regarding sales or other reductions, additions, returns, credits issued by the Borrowers and complaints and claims made against any Borrower) and (iii) a status report regarding each uptime energy, servicing or lease agreement covering any Generator Unit or Field Units, including whether such uptime energy, servicing or lease agreement has been amended, restated, modified or terminated during such period and delivering a copy of any new uptime energy, servicing or lease agreement or any amendment, modification or termination of any uptime energy, servicing or lease agreement.

1.7       Amendment to Section 6.6(a) of the Credit Agreement. Section 6.6(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)       Each Loan Party shall, and shall cause each of its Subsidiaries to, permit representatives and independent contractors of Administrative Agent and each Lender (i) to examine, inspect, review, evaluate and make physical verifications of the Inventory (including Generator Units and Field Units) and other Collateral in any manner and through any medium that Administrative Agent or such Lender considers advisable, (ii) to visit and inspect its Properties, (iii) to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and (iv) to discuss its affairs, business, operations, financial condition and accounts with its directors, officers, employees and independent certified public accountants, all at the expense of Borrowers and at such reasonable times during normal business hours and as often as may be reasonably requested; provided that, other than with respect to such visits and inspections during the continuance of an Event of Default, (A) only Administrative Agent on behalf of the Lenders may exercise rights under this clause (a) and (B) subject to Section 6.6(c), Administrative Agent shall not exercise such rights more often than one time during any period of twelve (12) consecutive months; provided, further, that when an Event of Default exists Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing under this Section at the expense of Borrowers and at any time during normal business hours and without advance notice.

1.8       Amendment to Section 6.6(c) of the Credit Agreement. Section 6.6(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(c)       Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any representatives designated by Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by Administrative Agent) to conduct third-party appraisals or updates thereof of the Inventory (including Generator Units and Field Units) owned by the Loan Parties, all at the expense of Borrowers and at such reasonable times; provided that Borrowers shall not be required to pay for more than two such third-party appraisals in any period of twelve (12) consecutive months unless an Event of Default has occurred and is continuing (in which case any such third-party appraisal conducted when an Event of Default has occurred and is continuing shall be at the sole cost and expense of Borrowers).

1.9       Amendment to Section 6.15 of the Credit Agreement. Section 6.15 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 6.15     Certificates of Title. The Loan Parties shall cause Administrative Agent to be named as lienholder on all of their (a) Generator Units that are evidenced by a certificate of title, (b) New Generator Units acquired after the Closing Date that are evidenced by a certificate of title and (c) Field Units that are evidenced by a certificate of title, in each case, in accordance with Section 4.3(d) of the Security Agreement.

1.10       Amendment to Section 7.8 of the Credit Agreement. Section 7.8 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 7.8     Disposition of Assets. Each Loan Party shall not, and shall not permit any of its Subsidiaries to, directly or indirectly make any Disposition, except (a) Dispositions of Inventory in the ordinary course of business, (b) Dispositions, for fair value, of worn-out, surplus and obsolete equipment not necessary or useful to the conduct of business, (c) Dispositions of Equity Interests permitted by Section 7.6, (d) Dispositions of Property to any Loan Party or any Subsidiary, provided that any such Disposition involving a Subsidiary that is not a Loan Party shall be made in compliance with Sections 7.5 or 7.6, (e) the unwinding of any Hedge Agreement, (f) Dispositions of Generator Packages, Generator Units or Field Units not to exceed $8,000,000 in the aggregate in any fiscal year; provided that (i) no Default or Event of Default shall have occurred and be continuing both before and after giving effect to such Disposition, (ii) Borrowers shall concurrently with such Disposition deliver a pro forma Borrowing Base Report to Administrative Agent giving effect to such Disposition (with such Disposition, for the avoidance of doubt, calculated based on the Net Orderly Liquidation Value of such Generator Packages, Generator Units and/or Field Units at such time) and the Borrowing Base shall be adjusted immediately upon receipt of such Borrowing Base Report to reflect such Disposition, (iii) after giving effect to such Disposition, including the reduction of the Borrowing Base in accordance with the foregoing clause (ii), Availability shall be equal to or greater than $0 or the Borrowers shall make any mandatory prepayment pursuant to Section 2.9(c)(i) concurrently with such Disposition, and (iv) such Disposition shall be made for fair value and for at least 80% cash consideration or (g) other Dispositions (other than with respect to any Accounts or other Property included in the Borrowing Base at any time) not to exceed $2,000,000 in the aggregate in any fiscal year.

1.11       Amendment to Article 11 of the Credit Agreement. Article 11 of the Credit Agreement is amended by adding the following new section in its entirety immediately following Section 11.31 of the Credit Agreement:

Section 11.32. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of Texas and/or of the United States or any other state of the United States). In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regimes if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regimes, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.

1.12       Replacement of Exhibit B to the Credit Agreement. Exhibit B attached to the Credit Agreement is hereby replaced in its entirety with Exhibit B attached hereto as Annex I. Exhibit B attached hereto as Annex I shall be deemed to be attached as Exhibit B to the Credit Agreement as of the First Amendment Effective Date.

SECTION 2.      Amendments to the Security Agreement. In reliance upon the representations, warranties, covenants and conditions contained in this Amendment, and subject to the terms, and satisfaction of the conditions precedent set forth in Section 3 hereof, the Security Agreement is hereby amended as of the First Amendment Effective Date in the manner provided in this Section 2.

2.1       Restated Definition. The definition of the following term contained in Section 1.3 of the Security Agreement is hereby amended and restated in its entirety to read as follows:

“Generator Location” means, at any time, any customer location where a Grantor’s Generator Units or Field Units are in the possession of a customer pursuant to an uptime energy, servicing or lease agreement entered into by a Grantor and such Person in the ordinary course of business.

2.2       Article II of the Security Agreement. Clause (xi) set forth in Article II of the Security Agreement shall be amended and restated in its entirety to read as follows:

(xi)       all Inventory (including Generator Units and Field Units);

2.1       Section 3.9(d) of the Security Agreement. Section 3.9(d) of the Security Agreement is hereby amended and restated in its entirety to read as follows:

(d) except as specifically disclosed in the most recent Collateral Report delivered to the Administrative Agent, such Inventory is Eligible Inventory, Eligible Generator Units, Eligible New Generator Units or Eligible Field Units, as the case may be

2.2       Section 3.11 of the Security Agreement. The first sentence in Section 3.11 of the Security Agreement is hereby amended and restated in its entirety to read as follows:

As of the First Amendment Effective Date, none of its Equipment is covered by any certificate of title, except for the Generator Units, Field Units, vehicles and other rolling stock described in Part I of Exhibit E.

2.3       Section 4.3(d) of the Security Agreement. Section 4.3(d) of the Security Agreement is hereby amended and restated in its entirety to read as follows:

(d) Certificated Generator Units, Field Units, Vehicles and other Rolling Stock. Within 30 days (or such later date agreed to by the Administrative Agent) after (i) the First Amendment Effective Date with respect to each of the Generator Units, Field Units, vehicles or other rolling stock covered by a certificate of title set forth on Exhibit E hereto as of the First Amendment Effective Date or (ii) the date upon which any Grantor acquires a Generator Unit, a Field Unit, vehicle or other rolling stock covered by a certificate of title after the First Amendment Effective Date, the applicable Grantor will deliver to the Administrative Agent or its agent or other designee, the original certificate of title of any Generator Unit, Field Unit, vehicle or other rolling stock title certificate, and, in each case, provide and/or file all other documents or instruments necessary to have the Lien of the Administrative Agent noted on any such certificate or with the appropriate state office. Notwithstanding the foregoing, the Grantors shall not be required to deliver to the Administrative Agent the original certificates of title with respect to any vehicles and other rolling stock that are not included in the Borrowing Base with an aggregate net book value of $250,000.

2.4       Replacement of Exhibit A, Exhibit B and Exhibit C to the Security Agreement. Exhibit A, Exhibit B and Exhibit C attached to the Security Agreement are hereby replaced in their entirety with Exhibit A, Exhibit B and Exhibit C attached hereto as Annex II. Exhibit A, Exhibit B and Exhibit C attached hereto as Annex II shall be deemed to be attached as Exhibit A, Exhibit B and Exhibit C to the Security Agreement as of the First Amendment Effective Date.

SECTION 3.      Conditions Precedent to Amendment. This Amendment will be effective as of the First Amendment Effective Date on the condition that the following conditions precedent will have been satisfied:

3.1       Counterparts. The Administrative Agent shall have received counterparts of this Amendment duly executed by each of the Loan Parties, the Administrative Agent and each Lender.

3.2       Appraisal. The Administrative Agent shall have received such third-party appraisals of each Borrowers’ Inventory (including, without limitation, the Generator Units and Field Unit) as requested by the Administrative Agent, which third-party appraisals shall be in form and substance satisfactory to the Administrative Agent in its sole discretion.

3.3       Borrowing Base Report. The Administrative Agent shall have received an executed pro forma Borrowing Base Report prior to or on the First Amendment Effective Date with customary supporting schedules and documentation, which calculates the Borrowing Base as of a date specified by the Administrative Agent after giving effect to this Amendment.

3.4       Expenses. The Administrative Agent shall have received payment or reimbursement of its out-of-pocket expenses in connection with this Amendment and any other out-of-pocket expenses of the Administrative Agent required to be paid or reimbursed pursuant to the Credit Agreement, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

3.5       Other Documents. The Administrative Agent shall have been provided with such documents, instruments and agreements, and the Loan Parties shall have taken such actions, in each case as the Administrative Agent may reasonably require in connection with this Amendment and the transactions contemplated hereby.

SECTION 4.      Representations and Warranties. Each Loan Party hereby represents and warrants to the Lenders the following:

4.1       the representations and warranties contained in the Credit Agreement, as amended hereby, and the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualification applicable thereto) on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct as of such earlier date, and except for any change of facts expressly permitted under the provisions of the Credit Agreement and the other Loan Documents;

4.2       no Default or Event of Default has occurred and is continuing as of the date hereof; and

4.3       this Amendment has been duly executed and delivered by such Loan Party, and the Credit Agreement, as amended hereby, constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 5.      Survival of Representations and Warranties. All representations and warranties made in this Amendment, including any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Administrative Agent or any closing shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

SECTION 6.      Expenses. As provided in Section 11.1 of the Credit Agreement and subject to the limitations expressly set forth therein, the Borrowers hereby agree to pay on demand all legal and other fees, costs and expenses incurred by the Administrative Agent in connection with the negotiation, preparation, and execution of this Amendment and all related documents.

SECTION 7.      No Implied Waivers. No failure or delay on the part of the Administrative Agent or any Lender in exercising, and no course of dealing with respect to, any right, power or privilege under this Amendment, the Credit Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Amendment, the Credit Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

SECTION 8.      Ratification and Affirmation of Loan Parties. Each of the Loan Parties hereby expressly (i) acknowledges the terms of this Amendment, (ii) ratifies and affirms its obligations under the Loan Documents to which it is a party, (iii) acknowledges, renews and extends its continued liability under the Loan Documents to which it is a party, and (iv) agrees, with respect to each Loan Party that is a Guarantor, that its guarantee under the Guaranty remains in full force and effect with respect to the Obligations as amended hereby. Any and all of the terms and provisions of the Credit Agreement and the other Loan Documents shall, except as amended hereby, remain in full force and effect. The Loan Parties hereby extend the Liens securing the Obligations until the Obligations have been paid in full, and agree that the amendments and waivers herein contained shall in no manner affect or impair the Obligations or the Liens securing payment and performance thereof, all of which are ratified and confirmed. .

SECTION 9.      Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 10.   APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

SECTION 11.  Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Administrative Agent, the Lenders and the Loan Parties and their respective successors and assigns, except the Loan Parties may not assign or transfer any of their rights or obligations hereunder without the prior written consent of the Administrative Agent, other than as expressly permitted under the terms of the Credit Agreement.

SECTION 12.  Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original but all of which when taken together shall constitute but one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission or PDF electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 13.  Effect of Consent. No consent or waiver, express or implied, by the Administrative Agent to or for any breach of or deviation from any covenant, condition or duty by the Borrowers shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

SECTION 14.  Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 15.  Reaffirmation of Loan Documents. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, and the other Loan Documents are hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

SECTION 16.  Loan Document. This Amendment constitutes a “Loan Document” under and as defined in the Credit Agreement.

SECTION 17. Entire Agreement. THE CREDIT AGREEMENT, THIS AMENDMENT, THE OTHER LOAN DOCUMENTS, AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

BORROWERS:

FLEX LEASING POWER & SERVICE LLC,
a Delaware limited liability company

By:	/s/ Darin Romine
Name:	Darin Romine
Title:	Sr. Vice President of Finance

[signature page to first amendment to credit agreement

and first amendment to security agreement –

flex leasing power & service llc]

GUARANTORS:

FLEX POWER CO.,
a Delaware limited liability company

By:	/s/ Darin Romine
Name:	Darin Romine
Title:	Sr. Vice President of Finance

[signature page to first amendment to credit agreement

and first amendment to security agreement –

flex leasing power & service llc]

ADMINISTRATIVE AGENT AND LENDER:

TEXAS CAPITAL BANK, NATIONAL
ASSOCIATION

By:	/s/ Chad Ramsey
Name:	Chad Ramsey
Title:	Senior Vice President

[signature page to first amendment to credit agreement

and first amendment to security agreement –

flex leasing power & service llc]